UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2014

CoreSite Realty Corporation
(Exact name of registrant as specified in its charter)

Maryland	001-34877	27-1925611
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 17th Street, Suite 800 Denver, CO	80265
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 777-2673

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2014, CoreSite Realty Corporation (the “Company”) issued a press release announcing the departure of Jarrett Appleby, the Company’s Chief Operating Officer, effective January 24, 2014.  In connection with his departure, Mr. Appleby will receive the benefits provided under, and be subject to the terms of, an Employment Agreement between the Company and Mr. Appleby dated April 6, 2012, which agreement previously was filed with the Securities and Exchange Commission.  The departure is part of a strategic realignment of the Company’s Sales and Marketing organization and the Company does not expect to fill the vacated position at this time.

Section 7 — Regulation FD

Item 7.01.     Regulation FD Disclosure.

On January 27, 2014, the Company issued a press release announcing the departure of Jarrett Appleby, which is furnished herewith as Exhibit 99.1.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibit is furnished with this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Press Release, dated January 27, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2014	CORESITE REALTY CORPORATION

	By:	/s/ Thomas M. Ray
	Name:	Thomas M. Ray
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated January 27, 2014.